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                             DISTRIBUTION AGREEMENT

                                __________, 2000

Credit Suisse Asset Management Securities, Inc.
466 Lexington Avenue
New York, New York 10017-3147

Ladies and Gentlemen:

     This is to confirm that, in consideration of the agreements hereinafter contained, Credit Suisse Institutional Fund, Inc., on behalf of each of its series (collectively, the "Fund") has agreed that Credit Suisse Asset Management Securities, Inc. ("CSAMSI") shall be, for the period of this Agreement, the distributor of shares of common stock of the Fund, par value $.001 per share (the "Shares"). The Fund's classes of Shares shall be designated as set forth in the Fund's Articles of Incorporation.

 1.  SERVICES AS DISTRIBUTOR

     1.1 CSAMSI will be the "principal underwriter" of the Shares (as defined in the Investment Company Act of 1940, as amended (the "1940 Act")), and as such, will act as agent for the distribution of all classes of the Shares covered by the Fund's registration statement on Form N-1A, under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act (the registration statement, together with the prospectuses (the "prospectus") and statement of additional information (the "statement of additional information") included as part of the registration statement, any amendments to the registration statement, and any supplements to, or material incorporated by reference into the prospectus or statement of additional information, being referred to collectively in this Agreement as the "Registration Statement").

     1.2 CSAMSI agrees to use appropriate efforts to solicit orders for the sale of the Shares at such prices and on the terms and conditions set forth in the Registration Statement. CSAMSI agrees to file with all necessary regulatory authorities, such as the National Association of Securities Dealers, Inc. (the "NASD") and the Securities and Exchange Commission (the "SEC"), such advertising and sales literature as has been previously approved by the Fund. CSAMSI agrees that it will have legal responsibility under all applicable laws, rules and regulations, including the rules and regulations of the SEC and the NASD, for the form and use of all advertising and sales literature for the Fund which CSAMSI prepares, uses, approves for use and/or files with the SEC and/or the NASD.

     1.3 All activities by CSAMSI as distributor of the Shares shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and

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regulations made or adopted by the SEC or by any securities association registered under the Securities Exchange Act of 1934, as amended.

     1.4 CSAMSI agrees to (a) provide one or more persons during normal business hours to respond to telephone questions concerning the Funds and their respective performance, (b) accept purchase, redemption and exchange orders by telephone or other appropriate means as agreed to with the Fund in accordance with the pricing and other terms in each Registration Statement, (c) provide prospectuses and application forms of other Warburg Pincus Funds upon request,
(d) enter into distribution and service agreements with broker-dealers and other financial intermediaries, and (e) perform such other services as the parties may agree from time to time. CSAMSI will act only on its own behalf as principal should it choose to enter into distribution or service agreements but agrees not to enter into any such agreements without the prior written consent of a duly authorized Fund officer.

     1.5 CSAMSI acknowledges that, whenever in the judgment of the Fund's officers such action is warranted for any reason, including, without limitation, market, economic or political conditions, those officers may direct CSAMSI to decline to accept any orders for, or make any sales of, any class of the Shares until such time as those officers deem it advisable to accept such orders and to make such sales. In addition, CSAMSI acknowledges that, whenever in the judgment of the Fund's officers any person or group is likely to engage in excessive trading, those officers may direct CSAMSI to decline to accept any particular order to purchase shares of the Fund, including purchase by exchange.

     1.6 CSAMSI will transmit any orders received by it for purchase, redemption or exchange of the Shares to State Street Bank and Trust Company ("State Street"), the Fund's transfer and dividend disbursing agent, or its delegate or successor of which CSAMSI is notified in writing. The Fund will promptly advise CSAMSI of the determination to cease accepting orders or selling any class of the Shares or to recommence accepting orders or selling any class of the Shares. The Fund (or its agent) will confirm orders for the Shares placed through CSAMSI, and will make appropriate book entries pursuant to the instructions of CSAMSI. CSAMSI agrees to cause any payment for Shares received by it and any instructions as to book entries received by it to be delivered promptly to the Fund (or its agent).

     1.7 CSAMSI will prepare and deliver such quarterly reports as requested by the Fund's board of directors (the "Board"), and otherwise from time to time as requested by the Fund. Such reports shall be substantially in the form requested by the Fund. If requested by the Fund, one or more appropriate CSAMSI representatives shall attend Board meetings at the expense of CSAMSI.


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 2.  DUTIES OF THE FUND

     2.1 The Fund agrees at its own expense to execute any and all documents, to furnish any and all information and to take any other actions that may be reasonably necessary in connection with the sale of the Shares in those states that CSAMSI may designate.

     2.2 The Fund shall from time to time furnish for use in connection with the sale of the Shares, such informational reports with respect to the Fund and the Shares as CSAMSI may reasonably request, all of which shall be signed by one or more of the Fund's duly authorized officers; and the Fund warrants that the statements contained in any such reports, when so signed by one or more of the Fund's officers, shall be true and correct. The Fund shall also furnish CSAMSI upon request with: (a) annual audits of the Fund's books and accounts made by independent public accountants regularly retained by the Fund, (b) semiannual unaudited financial statements pertaining to the Fund, (c) a monthly itemized list of the securities held by the Fund, (d) monthly balance sheets and (e) such additional information regarding the Fund's financial condition as CSAMSI may from time to time reasonably request.

 3.  REPRESENTATIONS AND WARRANTIES

     3.1 The Fund represents and warrants to CSAMSI that the Fund's current Registration Statement (a) includes all statements required to be contained therein in conformity with the 1933 Act, the 1940 Act and the rules and regulations of the SEC; (b) only contains statements of fact that will be true and correct when such Registration Statement becomes effective; and (c) will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. CSAMSI may, but shall not be obligated to, propose from time to time such amendment or amendments to any Registration Statement and such supplement or supplements to any prospectus or statement of additional information as may, in the opinion of CSAMSI's counsel, be necessary or advisable. If the Fund shall not propose such amendment or amendments and/or supplement or supplements within fifteen (15) days after receipt by the Fund of a written request from CSAMSI to do so, CSAMSI may, at its option, terminate this Agreement. The Fund shall not file any amendment to any Registration Statement or supplement to any prospectus or statement of additional information without giving CSAMSI reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Fund's right to file at any time such amendments to any Registration Statement and/or supplements to any prospectus or statement of additional information with respect to any class of the Shares, of whatever character, as the Fund may deem


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advisable, such right being in all respects absolute and unconditional.

 4.  EFFECTIVENESS OF REGISTRATION

     None of the Shares shall be offered by either CSAMSI or the Fund under any of the provisions of this Agreement and no orders for the purchase or sale of any class of the Shares shall be accepted by CSAMSI if and so long as the effectiveness of the Registration Statement shall be suspended under any of the provisions of the 1933 Act or if and so long as a current prospectus is not on file with the SEC; provided, however, that nothing contained in this Section 4 shall in any way restrict or have an application to or bearing upon the Fund's obligation to repurchase its shares from any shareholder in accordance with the provisions of the Registration Statement.

 5.  INDEMNIFICATION

     5.1 The Fund agrees to indemnify, defend and hold CSAMSI, its several officers and directors, and any person who controls CSAMSI within the meaning of
Section 15 of the 1933 Act (collectively, "CSAMSI Indemnified Persons"), free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which CSAMSI Indemnified Persons, may incur arising out of or based upon (a) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement relating to such Fund; (b) any omission or alleged omission to state a material fact required to be stated in any Registration Statement relating to such Fund or necessary to make the statements in any Registration Statement relating to such Fund not misleading; provided, however, that the Fund's agreement to indemnify CSAMSI Indemnified Persons shall not be deemed to cover any claims, demands, liabilities or expenses arising out of or based upon any statements or representations made by CSAMSI or its representatives or agents that are inconsistent with or vary from statements and representations contained in any Registration Statement relating to such Fund and in such financial and other statements relating to such Fund as are furnished to CSAMSI pursuant to Section 2.2 hereof; (c) the breach by the Fund of this Agreement. The Fund's agreement to indemnify CSAMSI Indemnified Persons and the Fund's representations and warranties hereinbefore set forth in Section
3.1 shall not be deemed to cover any liability to such Fund or its shareholders to which CSAMSI Indemnified Persons would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties, or by reason of CSAMSI's reckless disregard of its obligations and duties under this Agreement. The Fund's agreement to indemnify CSAMSI Indemnified Persons as aforesaid, is expressly conditioned upon the Fund being notified of any action brought against CSAMSI Indemnified Persons within ten
(10) days after the summons or other first legal process


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shall have been served. The failure to so notify the Fund of any such action shall not relieve the Fund from any liability that the Fund may have to the CSAMSI Indemnified Person by reason of any such untrue or alleged untrue statement or omission or alleged omission otherwise than on account of the Fund's indemnity agreement contained in this Section 5.1. The Fund's indemnification agreement contained in this Section 5.1 and the Fund's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any CSAMSI Indemnified Person, and shall survive the delivery of any of the Shares and termination of this Agreement. This agreement of indemnity will inure exclusively to CSAMSI's benefit, to the benefit of its several officers and directors, and their respective estates, and to the benefit of the controlling persons and their successors.

     5.2 CSAMSI agrees to indemnify, defend and hold the Fund, the Fund's investment adviser(s) (the "Adviser"), their several officers and directors, and any person who controls a Fund or the Adviser within the meaning of Section 15 of the 1933 Act (collectively, "Fund Indemnified Persons"), free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which Fund Indemnified Persons may incur, but only to the extent that such liability or expense incurred by the Fund Indemnified Persons resulting from such claims or demands shall arise out of or be based upon (a) any sales literature, advertisements, information, statements or representations issued or made by CSAMSI without the prior written consent of the Fund or its agent, (b) any untrue or alleged untrue statement of a material fact contained in information furnished in writing by CSAMSI to the Fund specifically for use in the Registration Statement relating to such Fund, (c) any omission or alleged omission to state a material fact in connection with such information required or necessary to make such information not misleading or (d) the breach by CSAMSI of this Agreement. CSAMSI's agreement to indemnify the Fund Indemnified Person, as aforesaid, is expressly conditioned upon CSAMSI's being notified of any action brought against the Fund Indemnified Person, such notification to be given in writing by the Fund Indemnified Person against whom such action is brought, within ten (10) days after the summons or other first legal process shall have been served. The failure to so notify CSAMSI of any such action shall not relieve CSAMSI from any liability that CSAMSI may have to the Fund Indemnified Person by reason of any such untrue or alleged untrue statement or omission or alleged omission otherwise than on account of CSAMSI's indemnity agreement contained in this Section 5.2.

     5.3 In case any action shall be brought against any indemnified party under
Section 5.1 or 5.2, and it shall timely notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to


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the extent that it shall wish to do so, to assume the defense thereof with counsel satisfactory to such indemnified party. If the indemnifying party opts to assume the defense of such action, the indemnifying party will not be liable to the indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than (a) reasonable costs of investigation or the furnishing of documents or witnesses and (b) all reasonable fees and expenses of separate counsel to such indemnified party if (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel or (ii) the indemnified party shall have reasonably concluded that representation of the indemnifying party and the indemnified party by the same counsel would be inappropriate due to actual or potential differing interests between them in the conduct of the defense of such action.

 6.  NOTICE TO CSAMSI

     The Fund agrees to advise CSAMSI immediately in writing:

          (a) of any request by the SEC for amendments to the Registration Statement relating to such Fund then in effect with respect to any class of the Shares or for additional information;

          (b) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement relating to such Fund then in effect with respect to any class of the Shares or the initiation of any proceeding for that purpose;

          (c) of the happening of any event that makes untrue any statement of a material fact made in the Registration Statement relating to such Fund then in effect with respect to any class of the Shares or that requires the making of a change in such Registration Statement in order to make the statements therein not misleading; and

          (d) of the commencement of any litigation or proceedings against the Fund or any of its officers or Board members in connection with the issuance and sale of any class of the Shares.

 7.  AMENDMENTS; ASSIGNMENTS

     This Agreement may be amended only by written agreement signed by CSAMSI and the Fund.

     This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).


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 8.  TERM OF AGREEMENT

     This Agreement shall continue for an initial period of two years and thereafter shall continue automatically for successive annual periods with respect to the Fund, provided such continuance is specifically approved at least annually by (a) a vote of a majority of the Fund's Board or (b) a vote of a majority (as defined in the 1940 Act) of the Fund's outstanding voting securities, provided that its continuance is also approved by a vote of a majority of the Fund's Board members who are not interested persons (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable by the Fund without penalty (a) on sixty (60) days' written notice, by a vote of a majority of the Fund's Board or by vote of a majority (as defined in the 1940 Act) of the Fund's outstanding voting securities, or (b) on one hundred twenty (120) days' written notice by CSAMSI.

 9.  NOTICES

     All notices required to be given pursuant to this Agreement shall be in writing, delivered by messenger or express mail or courier service addressed as follows:

If to CSAMSI:

     Credit Suisse Asset Management Securities, Inc.
     466 Lexington Avenue
     New York, New York 10017-3147
     Attn: _______________________

If to the Fund:

     c/o Credit Suisse Asset Management, LLC
     153 East 53rd Street
     New York, New York 10022
     Attn:  Hal Liebes, Esq.

     Any such notice shall be deemed to have been duly given or made when delivered to the addresses set forth above (a) on the date of delivery if sent by hand or (b) on the designated date of delivery if sent by express mail or courier service.

 10. LIMITATION OF LIABILITY

     It is expressly agreed that this Agreement was executed by or on behalf of the Fund and not by the Board members of the Fund or its officers individually, and the obligations of the Fund hereunder shall not be binding upon any of the Board members, shareholders, nominees, officers, agents or employees of the Fund individually, but bind only the assets and property of the Fund. The execution and delivery of this Agreement have been authorized by the Board and signed by an authorized officer of the Fund,


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acting as such, and neither such authorization by such Board nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of the Fund.

 11. CHOICE OF LAW

     This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York without giving effect to the choice-of-law provisions thereof.

 12. COUNTERPARTS

     This Agreement may be executed in counterparts, each of which shall be deemed an original.

 13. HEADINGS

     The headings of the Sections of this Agreement are for convenience of reference only and are not to be considered in construing the terms and provisions of this Agreement.


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     Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.

                                            Very truly yours,

                                            CREDIT SUISSE INSTITUTIONAL FUND,
                                            INC.

                                            By:________________________________
                                               Name: __________________________
                                               Title: _________________________

Accepted:

CREDIT SUISSE ASSET MANAGEMENT SECURITIES, INC.

By:___________________________
   Name: _____________________
   Title: ____________________


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